Exhibit 99.1
TIME WARNER INC. REPORTS FIRST-QUARTER 2009 RESULTS
NEW YORK, April 29, 2009 — Time Warner Inc. (NYSE:TWX) today reported financial results for its first quarter ended March 31, 2009.
Chairman and Chief Executive Officer Jeff Bewkes said: “I’m pleased that our Content Group grew Adjusted OIBDA by 3% during the quarter — despite a challenging economic environment that’s affecting all of our businesses, particularly advertising at our AOL and Publishing segments. Our results keep us firmly on track to achieve our full-year business outlook.”
Mr. Bewkes continued: “With our separation of Time Warner Cable, Time Warner has become a more content-focused company. We’re also working to determine the right ownership structure for AOL. With our powerful brands, industry-leading scale, track record of innovation, heightened focus on efficiency and strong balance sheet, I’m confident that we’ll continue to make progress toward our key long-term goals — to be the world’s leading content company and improve returns to our stockholders.”
Company Results
On March 12, 2009, the Company completed the separation of Time Warner Cable Inc. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations for all periods presented.
In the quarter, Revenues declined 7% from 2008 to $6.9 billion, due mainly to decreases at the AOL, Publishing and Filmed Entertainment segments, offset partially by an increase at the Networks segment.
Adjusted Operating Income before Depreciation and Amortization decreased 7% to $1.6 billion. Declines at the AOL and Publishing segments more than offset growth at the Networks and Filmed Entertainment segments. Operating Income was down 9% to $1.2 billion.
For the Content Group (which consists of the Networks, Filmed Entertainment, Publishing and Corporate segments), Revenues declined 4%, Adjusted Operating Income before Depreciation and Amortization grew 3%, and Operating Income increased 2%.
For the first three months of 2009, Cash provided by operations from continuing operations totaled $1.4 billion, and Free Cash Flow amounted to $1.3 billion (reflecting an 83% conversion rate of Adjusted Operating Income before Depreciation and Amortization). As of March 31, 2009, Net Debt was $10.4 billion, down $10.3 billion from $20.7 billion at the end of 2008, due primarily to the $9.3 billion special cash dividend received from Time Warner Cable Inc. on March 12, 2009, in connection with the separation, as well as the generation of Free Cash Flow.
All common share and per common share amounts in the current and prior periods reflect the Company’s 1-for-3 reverse stock split, which became effective on March 27, 2009. Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) was $0.45 for the three months ended March 31, 2009, compared to $0.48 in last year’s first quarter. Diluted Income per Common Share from Continuing Operations was $0.46 for the three months ended March 31, 2009 and 2008.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three months ended March 31, by line of business (millions).
In the presentation of financial information in this release, Adjusted Operating Income (Loss) before Depreciation and Amortization excludes the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales and amounts related to securities litigation and government investigations. Operating Income includes these amounts in their respective periods. Refer to the reconciliations of Adjusted Operating Income (Loss) before Depreciation and Amortization to Operating Income (Loss) before Depreciation and Amortization and the reconciliations of Operating Income (Loss) before Depreciation and Amortization to Operating Income (Loss) in this release for details.

	Three Months Ended March 31,
	2009	2008
		(recast)(a)
Revenues:
Networks	$2,808	$2,659
Filmed Entertainment	2,633	2,840
Publishing	806	1,045
Intersegment eliminations	(161)	(189)

Total Content Group Revenues	6,086	6,355
AOL	867	1,128
Intersegment eliminations	(8)	(13)

Total Revenues	$6,945	$7,470

Adjusted Operating Income (Loss) before Depreciation and Amortization(b):
Networks	$1,064	$958
Filmed Entertainment	308	280
Publishing	12	145
Corporate	(77)	(99)
Intersegment eliminations	—	(9)

Total Content Group Adjusted Operating Income (Loss) before Depreciation and Amortization	1,307	1,275
AOL	255	405

Total Adjusted Operating Income (Loss) before Depreciation and Amortization	$1,562	$1,680

Operating Income (Loss)(b):
Networks	$960	$874
Filmed Entertainment	214	183
Publishing	(32)	93
Corporate	(94)	(114)
Intersegment eliminations	—	(9)

Total Content Group Operating Income (Loss)	1,048	1,027
AOL	150	284

Total Operating Income (Loss)	$1,198	$1,311

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. Refer to Note 1, “Description of Business and Basis of Presentation.”

(b)	Adjusted Operating Income (Loss) before Depreciation and Amortization and Operating Income (Loss) for the three months ended March 31, 2009 and 2008, respectively, included restructuring costs of (millions):

	Three Months Ended March 31,
	2009	2008
		(recast)(a)
Networks	$—	$—
Filmed Entertainment	(37)	(116)
Publishing	1	(10)
AOL	(58)	(9)
Corporate	—	(7)

Total restructuring costs	$(94)	$(142)

Presented below is a discussion of Time Warner’s segments for the first quarter of 2009. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting & HBO)
Revenues climbed 6% ($149 million) to $2.8 billion, with growth of 9% ($155 million) in Subscription revenues, offset partially by a decline of 2% ($16 million) in Advertising revenues. Subscription revenues benefited primarily from higher rates at both Turner and HBO and the impact of the consolidation of HBO Latin America Group (“HBO LAG”). Advertising revenues decreased, reflecting mainly declines at Turner’s international networks, due in part to the impact of unfavorable foreign exchange rates, and a slight decline at its domestic entertainment networks, reflecting weakened demand.
Operating Income before Depreciation and Amortization grew 11% ($106 million) to $1.1 billion, reflecting mainly increased revenues and lower newsgathering costs, offset partially by higher marketing and programming expenses. Programming expenses increased 2% to $925 million. Programming expenses in the current year and prior year quarters included charges of $5 million and $21 million, respectively, related to decisions not to proceed with certain original programming. Operating Income before Depreciation and Amortization also benefited from the consolidation of HBO LAG.
Operating Income rose 10% ($86 million) to $960 million, resulting primarily from the increase in Operating Income before Depreciation and Amortization, offset partly by increased depreciation ($8 million) and amortization ($12 million) expenses.
FILMED ENTERTAINMENT
Revenues declined 7% ($207 million) to $2.6 billion, reflecting difficult comparisons to the prior year quarter, due primarily to lower DVD sales, driven by fewer home video releases and reduced catalog sales in the current year quarter, as well as the impact of unfavorable foreign exchange rates and reduced theatrical revenues. The current year quarter included revenues from the theatrical performances of Gran Torino, The Curious Case of Benjamin Button, Yes Man and Watchmen, while revenues in the prior year quarter benefited from the theatrical and home video performance of I Am Legend, as well as the theatrical performances of 10,000 B.C. and The Bucket List. These declines were offset in part by higher television licensing fees, as the prior year quarter was negatively affected by the Writers Guild of America (East and West) strike, as well as higher interactive video game revenues, due mainly to the release of F.E.A.R. 2: Project Origin.
Operating Income before Depreciation and Amortization increased 10% ($28 million) to $308 million, as the impact of lower revenues and higher television production costs, associated with increased network deliveries, were more than offset by lower print and advertising expenses, due primarily to the timing, quantity and mix of titles, as well as reduced restructuring charges ($79 million) and lower overhead costs.
Operating Income increased 17% ($31 million) to $214 million, due mainly to the increase in Operating Income before Depreciation and Amortization.
PUBLISHING
Revenues decreased 23% ($239 million) to $806 million, due to declines of 30% ($167 million) in Advertising revenues, 16% ($58 million) in Subscription revenues and 18% ($21 million) in Other revenues. The decline in Advertising revenues reflected decreases in print magazine revenues, including the impact of unfavorable foreign exchange rates at IPC, as well as lower custom publishing revenues and declines in online revenues. Subscription revenues decreased, due primarily to the negative impact of foreign exchange rates at IPC and lower magazine newsstand sales, resulting in part from wholesaler disruptions, and lower subscription sales. Other revenues decreased, resulting mainly from declines at

Synapse and Southern Living At Home, which is held for sale, offset partly by the impact of the acquisition of QSP, Inc.
Operating Income before Depreciation and Amortization declined 92% ($133 million) to $12 million, due mainly to the decrease in revenues and an $18 million increase in bad debt reserves related to a newsstand wholesaler, as well as higher pension expense, offset in part by lower overhead expenses, including cost savings related to the reorganization in the fourth quarter of 2008. The prior year quarter also included restructuring charges of $10 million.
Operating Loss of $32 million reflected a decline of $125 million compared to the year-ago quarter’s Operating Income of $93 million, resulting primarily from the decline in Operating Income before Depreciation and Amortization.
AOL
Revenues decreased 23% ($261 million) to $867 million, due to a 27% decline ($146 million) in Subscription revenues and a 20% decrease ($109 million) in Advertising revenues. The decline in Subscription revenues reflects mainly a continuing decrease in subscribers, related primarily to AOL’s strategy to offer its e-mail and certain other products free of charge. Driving the decrease in Advertising revenues were declines in sales of advertising on third-party Internet sites, as well as display advertising and paid-search advertising on AOL Network sites.
Operating Income before Depreciation and Amortization declined 37% ($150 million) to $255 million, resulting primarily from lower revenues, offset partly by lower traffic acquisition costs ($58 million), lower personnel and overhead costs, as well as reduced marketing, network and other expenses. The current and prior year quarters also included net restructuring charges of $58 million and $9 million, respectively.
Operating Income decreased 47% ($134 million) to $150 million, due primarily to lower Operating Income before Depreciation and Amortization, offset in part by lower depreciation expense ($14 million).
Key Operating Metrics
During the quarter, AOL had 106 million average monthly domestic unique visitors and 58 billion domestic page views, according to comScore Media Metrix, which translates into 181 average monthly domestic page views per unique visitor.
As of March 31, 2009, the AOL service had 6.3 million U.S. access subscribers, a decline of 570,000 from the prior quarter and 2.4 million from the year-ago quarter, reflecting subscriber losses due partially to AOL’s strategy to prioritize its advertising business.
CONSOLIDATED REPORTED NET INCOME AND PER SHARE RESULTS
For the three months ended March 31, 2009, the Company reported Net Income of $661 million, or $0.55 per diluted common share. This compares to Net Income in 2008’s first quarter of $771 million, or $0.64 per diluted common share.
Adjusted EPS was $0.45 for the three months ended March 31, 2009, compared to $0.48 in last year’s first quarter. Adjusted EPS declined in the current year quarter compared to the prior year quarter, due to lower Adjusted Operating Income before Depreciation and Amortization.
For the three months ended March 31, 2009, the Company reported Income from Continuing Operations of $555 million, or $0.46 per diluted common share. This compares to Income from Continuing Operations in the comparable 2008 quarter of $548 million, or $0.46 per diluted common share.

Refer to the reconciliation of Adjusted EPS to Diluted Income per Common Share from Continuing Operations in this release for details.
Discontinued operations in 2009 and 2008 included the operating results of Time Warner Cable Inc. for all periods presented. Specifically, discontinued operations reflected Net Income of $106 million for the first quarter of 2009 and $223 million for the prior year quarter.
STOCK REPURCHASE PROGRAM UPDATE
From the announcement of the Company’s $5 billion stock repurchase program on August 1, 2007, through April 28, 2009, the Company repurchased approximately 51 million shares of common stock for approximately $2.8 billion. These amounts are unchanged from those reported in the Company’s 2008 full-year and fourth-quarter earnings release issued on February 4, 2009.
Use of Non-GAAP Financial Measures
The Company utilizes Operating Income (Loss) before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using Operating Income (Loss) before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as Adjusted Operating Income (Loss) before Depreciation and Amortization). The Company also uses Content Group Adjusted Operating Income (Loss) before Depreciation and Amortization to further evaluate the Content Group businesses relative to their peers. Operating Income (Loss) before Depreciation and Amortization and the Adjusted Operating Income (Loss) before Depreciation and Amortization measures are considered important indicators of the operational strength of the Company’s businesses. Operating Income (Loss) before Depreciation and Amortization eliminates the uneven effect across all business segments of noncash depreciation of tangible assets and amortization of certain intangible assets that were primarily recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, the Adjusted Operating Income (Loss) before Depreciation and Amortization measures do not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items. Adjusted EPS is considered an important indicator of the operational strength of the Company’s businesses as this measure eliminates amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of this measure, however, are that it does not reflect certain cash charges that affect the operating results of the Company’s businesses and that it involves judgment as to whether items affect fundamental operating performance. Also, a general limitation of Adjusted EPS is that this measure is not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items.

Free Cash Flow is Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
Operating Income (Loss) before Depreciation and Amortization, the Adjusted Operating Income (Loss) before Depreciation and Amortization measures, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income, Net Income, Diluted Income per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
About Time Warner Inc.

Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment, publishing and interactive services, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution platforms.
Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Information on Time Warner’s Business Outlook Release and Conference Call

Time Warner Inc. issued a separate release today regarding its 2009 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, April 29, 2009. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
In addition, prior to the call, Time Warner will post on its Web site updated trending schedules that include recast financial information for 2007 and 2008. To access the trending schedules, visit www.timewarner.com/investors or AOL Keyword: IR.
Contacts:

Corporate Communications	Investor Relations

Edward Adler (212) 484-6630	Doug Shapiro (212) 484-8926
Keith Cocozza (212) 484-7482	Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except per share amounts)

	March 31,	December 31,
	2009	2008
		(recast)
ASSETS

Current assets
Cash and equivalents	$7,115	$1,233
Receivables, less allowances of $1,878 and $2,269	4,674	5,664
Inventories	2,050	1,989
Deferred income taxes	723	624
Prepaid expenses and other current assets	725	772
Current assets of discontinued operations	—	6,480

Total current assets	15,287	16,762

Noncurrent inventories and film costs	5,054	5,192
Investments, including available-for-sale securities	944	1,036
Property, plant and equipment, net	4,769	4,896
Intangible assets subject to amortization, net	3,492	3,564
Intangible assets not subject to amortization	7,723	7,728
Goodwill	32,357	32,428
Other assets	1,203	1,220
Noncurrent assets of discontinued operations	—	41,231

Total assets	$70,829	$114,057

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$7,789	$8,194
Deferred revenue	966	1,012
Debt due within one year	2,080	2,066
Current liabilities of discontinued operations	52	2,865

Total current liabilities	10,887	14,137

Long-term debt	15,402	19,889
Deferred income taxes	1,127	974
Deferred revenue	273	266
Other noncurrent liabilities	6,712	6,801
Noncurrent liabilities of discontinued operations	—	26,320

Equity
Time Warner common stock, $0.01 par value, 1.631 and 1.630 billion shares issued and 1.196 and 1.196 billion shares outstanding	16	16
Paid-in-capital	162,116	169,564
Treasury stock, at cost (434 million and 434 million shares)	(25,836)	(25,836)
Accumulated other comprehensive loss, net	(1,392)	(1,676)
Accumulated deficit	(99,118)	(99,780)

Total Time Warner Inc. shareholders’ equity	35,786	42,288
Noncontrolling interests (including $0 and $2,751 attributable to discontinued operations)	642	3,382

Total equity	36,428	45,670

Total liabilities and equity	$70,829	$114,057

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended March 31,
(Unaudited; millions, except per share amounts)

	2009	2008
		(recast)
Revenues:
Subscription	$2,559	$2,608
Advertising	1,540	1,828
Content	2,636	2,809
Other	210	225

Total revenues	6,945	7,470
Costs of revenues	(3,880)	(4,167)
Selling, general and administrative	(1,652)	(1,732)
Amortization of intangible assets	(121)	(118)
Restructuring costs	(94)	(142)

Operating income	1,198	1,311
Interest expense, net	(312)	(347)
Other loss, net	(39)	(59)

Income from continuing operations before income taxes	847	905
Income tax provision	(288)	(345)

Income from continuing operations	559	560
Discontinued operations, net of tax	131	262

Net income	690	822
Less Net income attributable to noncontrolling interests	(29)	(51)

Net income attributable to Time Warner Inc. shareholders	$661	$771

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$555	$548
Discontinued operations, net of tax	106	223

Net income	$661	$771

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$0.46	$0.46
Discontinued operations	0.09	0.19

Basic net income per common share	$0.55	$0.65

Average basic common shares outstanding	1,196.1	1,193.0

Diluted income per common share from continuing operations	$0.46	$0.46
Discontinued operations	0.09	0.18

Diluted net income per common share	$0.55	$0.64

Average diluted common shares outstanding	1,200.3	1,200.2

Cash dividends declared per share of common stock	$0.1875	$0.1875

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Three Months Ended March 31,
(Unaudited, millions)

	2009	2008
		(recast)
OPERATIONS
Net income	$690	$822
Less Discontinued operations, net of tax	131	262

Net income from continuing operations	559	560
Adjustments for noncash and nonoperating items:
Depreciation and amortization	357	365
Amortization of film and television costs	1,624	1,377
Loss on investments and other assets, net	2	26
Equity in losses of investee companies, net of cash distributions	22	19
Equity-based compensation	71	75
Deferred income taxes	(40)	37
Changes in operating assets and liabilities, net of acquisitions	(1,170)	(843)

Cash provided by operations from continuing operations	1,425	1,616

INVESTING ACTIVITIES
Investments in available-for-sale securities	(2)	—
Investments and acquisitions, net of cash acquired	(50)	(253)
Capital expenditures and product development costs	(134)	(146)
Investment proceeds from available-for-sale securities	5	—
Special Dividend received from Time Warner Cable Inc.	9,253	—
Other investment proceeds	112	30

Cash provided (used) by investing activities from continuing operations	9,184	(369)

FINANCING ACTIVITIES
Borrowings	3,507	2,112
Debt repayments	(7,986)	(2,716)
Proceeds from exercise of stock options	—	34
Excess tax benefit on stock options	—	2
Principal payments on capital leases	(11)	(10)
Repurchases of common stock	—	(332)
Dividends paid	(226)	(224)
Other financing activities	(9)	(18)

Cash used by financing activities from continuing operations	(4,725)	(1,152)

Cash provided by continuing operations	5,884	95

Cash provided by operations from discontinued operations	582	1,180
Cash used by investing activities from discontinued operations	(622)	(841)
Cash used by financing activities from discontinued operations	(5,224)	(348)
Effect of change in cash and equivalents of discontinued operations	5,262	6

Cash used by discontinued operations	(2)	(3)

INCREASE IN CASH AND EQUIVALENTS	5,882	92
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,233	1,285

CASH AND EQUIVALENTS AT END OF PERIOD	$7,115	$1,377

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION TO OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
AMORTIZATION
(Unaudited, millions)
Three Months Ended March 31, 2009

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
Networks	$1,064	$—	$—	$—	$1,064
Filmed Entertainment	308	—	—	—	308
Publishing	12	—	—	—	12
Corporate(a)	(77)	—	(7)	—	(84)
Intersegment eliminations	—	—	—	—	—

Total Content Group	1,307	—	(7)	—	1,300
AOL	255	—	—	—	255

Total	$1,562	$—	$(7)	$—	$1,555

Three Months Ended March 31, 2008 (recast)

	Adjusted		Amounts		Operating
	Operating		Related To		Income/(Loss)
	Income/(Loss)		Securities		Before
	Before		Litigation &	Gains/(Losses)	Depreciation
	Depreciation	Asset	Government	From	And
	And Amortization	Impairments	Investigations	Asset Disposals	Amortization
Networks	$958	$—	$—	$—	$958
Filmed Entertainment	280	—	—	—	280
Publishing	145	—	—	—	145
Corporate(a)	(99)	—	(4)	—	(103)
Intersegment eliminations	(9)	—	—	—	(9)

Total Content Group	1,275	—	(4)	—	1,271
AOL	405	—	—	—	405

Total	$1,680	$—	$(4)	$—	$1,676

(a)	For the three months ended March 31, 2009 and 2008, Operating Loss before Depreciation and Amortization includes $7 million and $4 million, respectively, in net expenses related to securities litigation and government investigations.

TIME WARNER INC.
RECONCILIATION OF OPERATING INCOME (LOSS) BEFORE DEPRECIATION
AND AMORTIZATION TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Three Months Ended March 31, 2009

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
Networks	$1,064	$(86)	$(18)	$960
Filmed Entertainment	308	(40)	(54)	214
Publishing	12	(31)	(13)	(32)
Corporate(a)	(84)	(10)	—	(94)
Intersegment eliminations	—	—	—	—

Total Content Group	1,300	(167)	(85)	1,048
AOL	255	(69)	(36)	150

Total	$1,555	$(236)	$(121)	$1,198

Three Months Ended March 31, 2008 (recast)

	Operating
	Income/(Loss)
	Before Depreciation			Operating
	And Amortization	Depreciation	Amortization	Income/(Loss)
Networks	$958	$(78)	$(6)	$874
Filmed Entertainment	280	(41)	(56)	183
Publishing	145	(34)	(18)	93
Corporate(a)	(103)	(11)	—	(114)
Intersegment eliminations	(9)	—	—	(9)

Total Content Group	1,271	(164)	(80)	1,027
AOL	405	(83)	(38)	284

Total	$1,676	$(247)	$(118)	$1,311

(a)	For the three months ended March 31, 2009 and 2008, Operating Loss before Depreciation and Amortization includes $7 million and $4 million, respectively, in net expenses related to securities litigation and government investigations.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS
(Unaudited; millions, except per share amounts)
Adjusted diluted income per common share from continuing operations is diluted income per common share from continuing operations attributable to Time Warner Inc. shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items.
A reconciliation of adjusted diluted income per common share from continuing operations to diluted income per common share from continuing operations and the related reconciliation of adjusted income from continuing operations to income from continuing operations are set forth below:

	Three Months Ended March 31,
	2009	2008
Amounts related to securities litigation and government investigations	$(7)	$(4)

Impact on Operating Income	(7)	(4)

Investment losses, net	(13)	(36)
Costs related to the separation of Time Warner Cable Inc.	(5)	(1)

Pretax impact	(25)	(41)
Income tax impact of above items	6	7
Tax items related to Time Warner Cable Inc.	24	—

After-tax impact	5	(34)
Noncontrolling interest impact	5	—

Impact of items affecting comparability on income from continuing operations	$10	$(34)

Income from continuing operations	$555	$548
Less Impact of items affecting comparability on income from continuing operations	10	(34)

Adjusted income from continuing operations	$545	$582

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$0.46	$0.46
Less Impact of items affecting comparability on diluted income per common share from continuing operations	0.01	(0.02)

Adjusted diluted income per common share from continuing operations	$0.45	$0.48

Diluted average common shares outstanding	1,200.3	1,200.2

TIME WARNER INC.
RECONCILIATION OF ADJUSTED DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS — (Continued)
(Unaudited; millions, except per share amounts)
Amounts Related to Securities Litigation
The Company recognized legal and other professional fees related to the defense of various securities lawsuits, totaling $7 million and $4 million for the three months ended March 31, 2009 and 2008, respectively.
Investment Losses, Net
For the three months ended March 31, 2009, the Company recognized $13 million of miscellaneous investment losses. For the three months ended March 31, 2008, the Company recognized a $26 million impairment on the Company’s investment in Eidos plc (formerly SCi Entertainment Group plc) and $10 million of losses resulting from market fluctuations in equity derivative instruments.
Costs Related to the Separation of TWC
For the three months ended March 31, 2009 and 2008, the Company incurred pretax direct transaction costs (e.g., legal and professional fees) related to the separation of Time Warner Cable Inc. (“TWC”) of $5 million and $1 million, respectively.
Income Tax Impact and Tax Items Related to TWC
The income tax impact reflects the estimated tax or tax benefit associated with each item affecting comparability. Such estimated taxes or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain gains. For the three months ended March 31, 2009, the Company also recognized approximately $24 million of tax benefits attributable to the impact of certain state tax law changes on TWC net deferred tax liabilities.
Noncontrolling Interest Impact
For the three months ended March 31, 2009, the $5 million noncontrolling interest item affecting comparability reflects the minority owner’s share of the tax provision related to changes in certain state tax laws.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS FROM CONTINUING OPERATIONS TO
FREE CASH FLOW
(Unaudited, millions)

	Three Months Ended March 31,
	2009	2008
		(recast)
Cash provided by operations from continuing operations	$1,425	$1,616
Add payments related to securities litigation and government investigations	7	4
Add external costs related to mergers, acquisitions, investments or dispositions	5	—
Add excess tax benefits on stock options	—	2
Less capital expenditures and product development costs	(134)	(146)
Less principal payments on capital leases	(11)	(10)

Free Cash Flow(a)	$1,292	$1,466

(a)	Free Cash Flow is cash provided by operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases, and partnership distributions, if any.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1: DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business
Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment, publishing and interactive services. Time Warner classifies its operations into four reportable segments: Networks: consisting principally of cable television networks that provide programming; Filmed Entertainment: consisting principally of feature film, television and home video production and distribution; Publishing: consisting principally of magazine publishing; and AOL: consisting principally of interactive consumer and advertising services.
Changes in Basis of Presentation
The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the financial condition and results of operations of Time Warner Cable Inc. (“TWC”) as discontinued operations for all periods presented, (ii) the adoption of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“FAS 160”), (iii) the adoption of FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP No. EITF 03-6-1”), and (iv) the 1-for-3 reverse stock split of the Company’s common stock that became effective on March 27, 2009.
TWC Separation from Time Warner
On March 12, 2009 (the “Distribution Record Date”), the Company disposed of all of its shares of TWC common stock. The disposition was made pursuant to a separation agreement entered into on May 20, 2008, among Time Warner, TWC and certain of their subsidiaries (the “Separation Agreement”) for the purpose of achieving the legal and structural separation of TWC from Time Warner (the “TWC Separation”). The TWC Separation was effected as a pro rata dividend of all shares of TWC common stock held by Time Warner in a spin-off to Time Warner stockholders.
Prior to the Distribution Record Date, on March 12, 2009, TWC, in accordance with the terms of the Separation Agreement, paid a special cash dividend of $10.27 per share to all holders of TWC Class A Common Stock and TWC Class B Common Stock as of the close of business on March 11, 2009 (aggregating $10.856 billion) that resulted in the receipt by Time Warner of $9.253 billion.
With the completion of the TWC Separation, the Company disposed of the Cable segment in its entirety. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations in the consolidated financial statements for all periods presented.
Noncontrolling Interests
On January 1, 2009, the Company adopted the provisions of FAS 160. The provisions of FAS 160 establish accounting and reporting standards for the noncontrolling interest in a consolidated subsidiary, including the accounting treatment upon the deconsolidation of a subsidiary. FAS 160 is being applied prospectively, except for the provisions related to the presentation of noncontrolling interests. As of March 31, 2009 and December 31, 2008, noncontrolling interests of $642 million and $3.382 billion, respectively, have been classified as a component of equity in the consolidated balance sheet. For the three months ended March 31, 2009 and 2008, net income attributable to noncontrolling interests of $29 million and $51 million, respectively, is included in net income. Earnings per share has not been affected as a result of the adoption of the provisions of FAS 160.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities
On January 1, 2009, the Company adopted the provisions of FSP No. EITF 03-6-1. The provisions of FSP No. EITF 03-6-1 require that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends or dividend equivalents (such as restricted stock units granted by the Company) be considered participating securities. Because the awards are participating securities, the Company is required to apply the two-class method of computing basic and diluted earnings per share (the “Two-Class Method”). The retrospective application of the provisions of FSP No. EITF 03-6-1 did not change any prior-period earnings per share amounts.
Note 2: INTERSEGMENT TRANSACTIONS
In the normal course of business, the Time Warner segments enter into transactions with one another. The most common types of intersegment transactions include:
➢	The Filmed Entertainment segment generating Content revenues by licensing television and theatrical programming to the Networks segment;
➢	The Networks, Publishing and AOL segments generating Advertising revenues by promoting the products and services of other Time Warner segments.
These intersegment transactions are recorded by each segment at estimated fair value as if the transactions were with third parties and, therefore, impact segment performance. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses or assets recognized by the segment that is counterparty to the transaction) are eliminated in consolidation and, therefore, do not impact consolidated results.
Additionally, transactions between divisions within the same reporting segment (e.g., a transaction between Home Box Office, Inc. and Turner Broadcasting System, Inc. within the Networks segment) are eliminated in arriving at segment performance and, therefore, do not impact segment results.
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows:

	Three Months Ended March 31,
	2009	2008
	(millions)
	(recast)
Intersegment Revenues
Networks	$24	$25
Filmed Entertainment	138	167
Publishing	6	6
AOL	1	4

Total intersegment revenues	$169	$202

Note 3: FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES

	Three Months Ended March 31,
	2009	2008
	(millions)
Home video and electronic delivery of theatrical product revenues	$477	$810
Home video and electronic delivery of television product revenues	157	160